EXHIBIT (a)(5)(v)

EXHIBIT (a)(5)(v)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Schedule TO — Tender Offer Statement (Securities Act File No. 333-155589) of our report dated February 24, 2010 relating to the financial statements and financial highlights of BlackRock Fixed Income Value Opportunities (the “Trust”), appearing in the Annual Report on Form N-CSR of the Fund for the period February 27, 2009 (commencement of operations) to December 31, 2009. We also consent to the reference to us under the heading “Financial Statements”.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
February 24, 2011